SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549

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                                 F O R M  8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  July 12, 1999



                       Morton's Restaurant Group, Inc.
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           (Exact name of registrant as specified in its charter)




                                Delaware
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              (State or other jurisdiction of incorporation)



           1-12692                               13-3490149
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   (Commission File Number)           (IRS Employer Identification No.)


                          3333 New Hyde Park Road
                       New Hyde Park, New York 11042

            (Address of principal executive offices and zip code)


  Registrant's telephone number, including area code:  (516) 627-1515


                                 N/A

 (Former name or former address, if changed since last report.)

              Morton's Restaurant Group, Inc. and Subsidiaries


Item 5.  Other Events

     On July 12, 1999, a subsidiary of the registrant settled all claims relating to a lawsuit by a former employee of a subsidiary of the registrant against Morton's of Chicago, Quantum Corporation and unnamed "Doe" defendants. The amount of the final settlement, including all related legal and other costs, which were previously provided for in the amount of $2,300,000 in the fourth quarter of 1997, will not result in an adverse impact to the registrant's results of operations or financial position.






Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   Morton's Restaurant Group, Inc.



Date:  July 19, 1999               By:  /s/  Thomas J. Baldwin
                                        --------------------------------
                                        Thomas J. Baldwin
                                        Executive Vice President
                                        and Chief Financial Officer






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